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Exhibit 4.2

        THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

        Void after 5:00 p.m. Central Standard Time on                 ,
Warrant to Purchase Shares of Common Stock

WARRANT TO PURCHASE COMMON STOCK

OF

PERFICIENT, INC.

        This is to Certify that, FOR VALUE RECEIVED, [                        ], or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Perficient, Inc., a Delaware corporation (the "Company"), [            ] shares of fully paid, validly issued and nonassessable Common Stock, par value $0.001 per share, of the Company ("Common Stock") at a price of $2.00 per share, at any time or from time to time during the period beginning on the date hereof to                  ,        , but not later than 5:00 p.m., Central Standard Time, on                ,            . The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

  (a)
  EXERCISE OF WARRANT

          (1)  This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof, unless and to the extent that it has been redeemed pursuant to Section (j) hereof, and until 5:00 p.m., Central Standard Time, on                 ,        (the "Exercise Period"), provided, however, that (i) if either such day is a day on which banking institutions in the State of Texas are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of all or substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to                 ,        , the Holder shall have the right to exercise this Warrant, commencing at such time through                 ,         , into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

          (2)  At any time during the Exercise Period, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Current Market Value of a share of Common Stock. Current Market Value shall have the meaning set forth in Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Exchange Date.

        (b)  RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery of Warrant Shares upon exercise of the Warrants. Upon issuance, the Warrant Shares shall be validly issued, fully paid and non-assessable.

        (c)  FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Value of a share, determined as follows:

          (1)      If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the Current Market Value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

          (2)      If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the Current Market Value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the Current Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          (3)      If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Market Value shall be the fair market value of the Common Stock as reasonably determined by the Board of Directors of the Company acting in good faith, but not less than the book value thereof as at the end of the most recent fiscal quarter of the Company ending prior to the date of the exercise of the Warrant.

        (d)  EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

        (e)  RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

        (f)    ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (1)      In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

          (2)      In case the Company shall issue shares of its Common Stock (excluding (i) shares issued upon exercise of options and warrants outstanding as of the date hereof, including this Warrant, (ii) Common Stock issued to employees, consultants or directors in accordance with equity-based compensation plans approved by the Board of Directors, provided that any such issuance of Common Stock for consideration other than cash equal to or greater than the Current Market Value of the Common Stock shall have been approved by the designee to the Board of Directors elected by the holders of the Series B Preferred Stock of the Company, and provided, further, that the price payable for any such Common Stock issuable pursuant to any stock option, warrant or other right to subscribe for Common Stock issued to employees, consultants or directors shall be equal to or greater than the Current Market Value of a share of Common Stock on the date such instrument is granted, (iii) common stock or other securities offered and sold in a firm commitment underwritten public offering, or (iv) Common Stock issued in connection with acquisitions approved by the Board of Directors) for a consideration per share (the "Offering Price") less than the greater of (i) the Current Market Value of the Common Stock and (ii) the Exercise Price in effect immediately prior to the issuance of such securities, the Exercise Price shall be reduced immediately thereafter to an amount calculated in accordance with the following formulae:

    A. For issuances at less than the Exercise Price in effect immediately prior to the issuance of such securities:

E1 = E0 ×	N0 + [(N+ × $) / E0] N1

    B. For issuances at less than the Current Market Value:

E1 = E0 ×	[(N0 × CMV) + N+[$ + CMV(Permitted Dilution %)]] /N1 CMV

    In each case, where:

    E1 = adjusted Exercise Price;
    E0 = current Exercise Price;
    N0 = number of shares of Common Stock outstanding prior to the issuance;
    N1 = number of shares of Common Stock outstanding immediately after issuance;
    N+ = number of shares of Common Stock issued in the dilutive issuance;
    $    = consideration per share received in the dilutive issuance;
    CMV = Current Market Value per share of Common Stock; and
    Permitted Dilution % = [for issuances in 2002, 35%; in 2003, 20%; in 2004 and after, 10%;     provided, however, that Permitted Dilution % shall be 0% for all shares issued with an aggregate Current Market Value in excess of $5,000,000 in 2002 and $10,000,000 in 2003], taking into account (i) all dilutive issuances for which adjustments are required under this Section (f)(2) and Section f(3) and (ii) all issuances to employees, consultants or directors for which an adjustment is required under this section.

    Such adjustment shall be made successively whenever such an issuance is made. No adjustment pursuant to this Section f(2) shall increase the Exercise Price.

          (3)      In case the Company shall issue any securities convertible into or exercisable or exchangeable for its Common Stock (excluding any such securities which are issued to employees, consultants or directors in accordance with equity-based compensation plans approved by the Board of Directors, provided that the price payable for any such Common Stock issuable pursuant to any stock option, warrant or other right to subscribe for Common Stock issued to employees, consultants or directors shall be equal to or greater than the Current Market Value of a share of Common Stock on the date such instrument is granted) for a consideration per share of Common Stock (the "Exchange Price") initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (4) below) less than the greater of (i) the Current Market Value of a share of Common Stock at the time such securities are issued and (ii) the current Exercise Price in effect immediately prior to the issuance of such securities, the Exercise Price shall be reduced immediately thereafter to an amount calculated in accordance with the following formulae:

    A. For issuances at an Exchange Price less than the Exercise Price in effect immediately prior to the issuance of such securities:

E1 = E0 ×	N0 + $1 / E0 + (N+ × $2) / E0 N1

    B. For issuances at an Exchange Price less than the Current Market Value:

E1 = E0 ×	[(N0 × CMV) + $1 + N+[$2 + CMV(Permitted Dilution %)]] / N1 CMV

    In each case, where:

    E1 = adjusted Exercise Price;
    E0 = existing Exercise Price;
    N0 = number of shares of Common Stock outstanding prior to the issuance;
    N1 = number of shares of Common Stock outstanding immediately after issuance, assuming full conversion or exchange of the issued security;
    N+ = maximum number of shares of Common Stock issuable upon conversion or exchange of the issued security;
    $1 = aggregate consideration received upon issuance of the convertible or exchangeable securities;
    $2 = minimum consideration per share to be received upon conversion or exchange of the issued security;
    CMV = Current Market Value per share of Common Stock; and
    Permitted Dilution % = [for issuances in 2002, 35%; in 2003, 20%; in 2004 and after, 10%;     provided, however, that Permitted Dilution % shall be 0% for all shares issued with an aggregate Current Market Value in excess of $5,000,000 in 2002 and $10,000,000 in 2003], taking into account (i) all dilutive issuances for which adjustments are required pursuant to Section f(2) and Section f(3) and (ii) all issuances to employees, consultants or directors for which an adjustment is required under this section.

    Such adjustment shall be made successively whenever such an issuance is made. No adjustment pursuant to this Section f(3) shall increase the Exchange Price.

          (4)      For purposes of any computation respecting consideration received pursuant to Subsections (2) and (3) above, the following shall apply:

          (A)      in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (B)      in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof); and

          (C)      in the case of the issuance of securities convertible into or exercisable lor exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (4)).

          (D)      The number of shares of Common Stock outstanding shall include all shares issuable upon the exercise or conversion of any options, warrants, notes, debt instruments, preferred stock or other security, instrument or right convertible or exchangeable for Common Stock of the Company, whether or not such convertible instrument or security is fully vested, currently exercisable or convertible and whether or not the exercise price or conversion price is below the Exercise Price or Current Market Value at the time of the calculation.

          (5)      Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to Subsections (1), (2) and (3) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

          (6)      No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Subsection (6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (7)      Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly, but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm, absent errors, shall be conclusive evidence of the correctness of such adjustment.

          (8)      Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

        (g)  OFFICER'S CERTIFICATE. Whenever the Exercise Price is adjusted, as herein provided, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

        (h)  NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least thirty days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

        (i)    RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

        (j)    REDEMPTION. In the event that the closing price of Common Stock on the Nasdaq SmallCap Market (as adjusted for any stock dividend, split-up, combination or reclassification) is over $5.00 for any twenty (20) consecutive trading days (provided that, there is an average trading volume during such period of at least 50,000 shares of Common Stock per trading day), the Company may redeem this Warrant upon 60 days' written notice to the Holder, which notice shall set forth the date for such redemption (the "Redemption Date"). On and after the Redemption Date, upon the surrender of this Warrant, the Company shall issue to the Holder a number of shares of Common Stock equal to the number that would have been issued if the Holder had tendered the Warrant pursuant to a Warrant Exchange on the Redemption Date (the "Redemption Shares"). All rights of the Holder with respect to this Warrant shall cease and terminate on and after the Redemption Date, except for the right to receive the Redemption Shares, and this Warrant shall no longer be deemed to be outstanding, whether or not this Warrant has been returned to the Company.

        (k)  NOTICES. Except as otherwise provided herein, all notices, requests, consents and other communications hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to the appropriate party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor:

  (i)
  if to the Corporation, to:

    Perficient, Inc.
    7600-B North Capital of Texas Highway
    Suite 340
    Austin, Texas 78731
    Attention: [John T. McDonald, Chief Executive Officer]
    Telecopier: (512) 531-6100

  (ii)
  if to a Holder, to such Holder's address set forth in the record books of the Corporation or of the Corporation's stock transfer agent.

        (k)  GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law rules thereof.

        (l)    HEADINGS. The headings of the various sections of this Warrant have been inserted for convenience of reference only and shall not be deemed a part of this Warrant.

        (m)  SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Warrant shall bind and inure to the benefit of the Company and the Holder and the respective permitted successors and assigns of the Holder and the permitted successors and assigns of the Company.

        (n)  SEVERABILITY. Any provision of this Warrant that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        IN WITNESS WHEREOF, the undersigned has duly executed this Warrant on behalf of the Company as of                 , 2002.

                      PERFICIENT, INC.

                      By:

                          Name:
                          Title:

PURCHASE FORM

        Dated                        ,

        The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing            shares of Common Stock and hereby makes payment of            in payment of the actual price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
(Please typewrite or print in block letters)
Address:

Signature

ASSIGNMENT FORM

        FOR VALUE RECEIVED,                        hereby sells, assigns and transfers unto

Name
(Please typewrite or print in block letters)
Address
the right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.
Date	____________________ , _____________
Signature

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  Exhibit 4.2
WARRANT TO PURCHASE COMMON STOCK OF PERFICIENT, INC.
PURCHASE FORM
INSTRUCTIONS FOR REGISTRATION OF STOCK
ASSIGNMENT FORM